UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2022

Mondee Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd. Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(650) 646-3320

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC

Warrants to purchase Class A common stock	MONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2022, Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company and the lenders from time to time party to the Financing Agreement (the “Lenders”), on the other hand, entered into Waiver, Consent and Amendment No. 8 (the “Amendment”) to that certain financing agreement, dated as of December 23, 2019, with (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”).

The Amendment (i) implements the transition from a LIBOR based interest rate to secured overnight financing rate (“SOFR”) based interest rate, (ii) provides for a transition to a future benchmark rate in the event that SOFR is no longer available, and (iii) permits the Company to make the cash payments necessary to consummate the repurchase of the Company’s outstanding public warrants announced on September 16, 2022 (the “Repurchase of Warrants”), so long as prior to the later of January 20, 2023 and one business day after the consummation of the sale and issuance of 25,000 additional shares of series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company, the Company repurchases from the Lenders, on a pro rata basis, not less than 50,000 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company at a price per share of $10.00 (or if Mondee Holdings, LLC has not yet distributed to the Lenders the shares of Class A Common Stock of the Company, then the Company repurchases from the Lenders, on a pro rata basis, not less than 153,846.16 of the class G units of Mondee Holdings, LLC, a Delaware limited liability company, issued on July 18, 2022 at price per unit of $3.25) (the “Repurchase Condition”).

Pursuant to the Amendment, the Lenders also: (1) consented to the payment of a portion of the interest originally due on June 30, 2022 (the “June Interest Payment”) at a rate per annum of up to 2.5% by capitalizing such interest; (2) waived the failure by the Company to make a cash payment of (A) the June Interest Payment by September 30, 2022, and (B) the principal payment due on September 30, 2022 by September 30, 2022; (3) consented to the creation and issuance of up to an additional 35,000 shares of Series A Preferred Stock and waived the mandatory prepayment obligations under the Financing Agreement with respect to such issuance; and (4) consented to the consummation of the Repurchase of Warrants, subject to the Repurchase Condition.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and by reference to the Financing Agreement, a copy of which was filed as an exhibit 10.43 to the Company’s Registration Statement on Form S-4 with the Securities and Exchange Commission on March 21, 2022 (File No. 333-263727) and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1†	Financing Agreement, by and between Mondee Holdings, LLC and the “Borrowers,” the “Guarantors,” the “Lenders” and TCW Asset Management Company LLC, dated as of December 23, 2019, as amended. (Incorporated by reference to Exhibit 10.43 filed with the Company’s Form S-4/A on June 13, 2022)

10.2	Amendment No. 8 to the Financing Agreement, signed October 24, 2022

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: October 25, 2022

	By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer